UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
 (Amendment No.___)

Filed by the Registrant [X]
 Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Blackstone / GSO Senior Floating Rate Term Fund
 (exact name of registrant as specified in charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Blackstone / GSO Senior Floating Rate Term Fund
Your Vote is Needed

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal affecting the Fund, which will be considered at the Special Meeting of Shareholders. The Special Meeting of Shareholders will be held on November 17, 2017, at 10:00 a.m. Eastern Time at 345 Park Avenue, 31st Floor, New York, NY, 10154. This letter is being sent because you held shares in the Fund on the record date, and we have not received your vote.

The Proposal would extend the term of the Fund and lower the Adviser’s fees. If shareholders do not take action, the Fund will dissolve in 2020, and the Adviser’s fees will not be lowered.

THE FUND’S BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

Q. What are the benefits of voting with the Board’s recommendation on the Proposal?

A. Voting “for” the Proposal will allow the Fund continued access to the senior loan market with the potential to generate attractive income for shareholders through the extended life of the Fund assuming favorable market conditions, while also allowing the Fund potentially to achieve improved investment yields as a result of management fee reductions and administrative fee reductions. If shareholders approve the Term Extension, the Adviser has agreed to reduce its annual management fee and ALPS Fund Services, Inc., the Fund’s administrator, has also agreed to reduce the administrative fees payable by the Fund to ALPS, as described further in the Proxy Statement, which may be viewed or downloaded at the website listed on your proxy card.

VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS AND ELIMINATES PHONE CALLS. THANK YOU FOR YOUR PARTICIPATION.

The Fund has made it easy for you to vote. Choose one of the following options:

1.	VOTE ONLINE
Log on to the website or scan the QR code on the enclosed proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TELEPHONE
Call the toll-free number listed on the enclosed proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL
Complete, sign and date the enclosed proxy card and return in the postage-paid envelope.

A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-456-7801.

Thank you for your prompt attention to this matter. We value the trust and confidence you have placed with us. If you have already voted, we appreciate your participation.